Exhibit 99.1

CONTACT:                                Investor Relations                                           (214) 792-4415

SOUTHWEST AIRLINES REPORTS 36TH CONSECUTIVE YEAR OF PROFITABILITY AND FOURTH QUARTER RESULTS

DALLAS, TEXAS – January 22, 2009 – Southwest Airlines (NYSE:LUV) today reported full year 2008 net income of $178 million, or $.24 per diluted share, compared to $645 million, or $.84 per diluted share, for full year 2007.  Excluding special items, full year 2008 net income was $294 million, or $.40 per diluted share, compared to $471 million, or $.61 per diluted share, for full year 2007.   Results for 2008 included $1.3 billion of fuel hedging cash settlement gains.  Refer to the reconciliation in the accompanying tables for further information regarding special items.
Including special charges totaling $117 million (net), relating to noncash, mark-to-market and other items associated with a portion of the Company’s future fuel hedge portfolio required by Statement of Financial Accounting Standard (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, fourth quarter 2008 net loss was $56 million, or $.08 loss per diluted share compared to net income of $111 million, or $.15 per diluted share, for fourth quarter 2007.   Excluding these special charges and other items, fourth quarter 2008 net income was $61 million, or $.08 per diluted share, compared to $87 million, or $.12 per diluted share, in fourth quarter 2007.  The fourth quarter 2008 results, excluding special items, of $.08 per diluted share exceeded Thomson's First Call's mean estimate of $.05.

Fourth Quarter 2008 Financial Highlights:
•	71st consecutive quarter of profitability, excluding special items
•	Record fourth quarter revenues of $2.7 billion, up 9.7 percent from fourth quarter 2007
•	Net income, excluding special items, of $61 million, down 30 percent
•	Net income per diluted share, excluding special items, of $.08, down 33 percent
•	Cash settlement gains of $32 million from fuel contracts reflected in economic fuel and oil expense
•	Raised approximately $1.1 billion in cash through financing activities

Gary C. Kelly, CEO, stated: “We are very proud to report another profitable year in one of the most difficult years in aviation’s 100-year-plus history.  We certainly had our challenges in 2008, but thanks to the extraordinary efforts and Warrior Spirit of our People, we persevered to report our 36th consecutive year of profitability.
“We celebrated many operational successes throughout 2008 and enhanced our already exceptional Brand and Customer Experience.   With one full year of our new boarding system and Business Select product offering, the Customer response has been overwhelmingly favorable.  We've made significant advancements in our revenue management and network optimization capabilities.  And, we’ve made great progress on the technology side to lay the foundation for improved Customer Service, a new southwest.com, a new Rapid Rewards program, and international codeshare agreements with WestJet to Canada and Volaris to Mexico.
“Despite the difficult credit markets, we were able to boost our liquidity by $1.1 billion during fourth quarter 2008 through several financing transactions to end the year with $1.8 billion in unrestricted cash and short-term investments.  After yearend, we raised an additional $173 million in cash upon the closing of the second tranche of our sale and leaseback transaction for an additional five of our 737-700 aircraft.
“Due to the rapid collapse in energy prices during fourth quarter 2008, we substantially reduced our net fuel hedge position to approximately ten percent of our estimated fuel gallons in each year from 2009 through 2013.   Based on this current 2009 portfolio and future market prices for energy (as of January 20, 2009), we estimate our economic fuel costs per gallon, including fuel taxes, to be approximately $1.80 and under $1.90, for first quarter and full year 2009, respectively.  This current full year 2009 projection is more than $1 billion lower than we were projecting last summer for 2009.
“The current market value (as of January 20, 2009) of our net fuel derivative contracts for 2009 through 2013 reflects a net liability of approximately $1.0 billion.   Based on this market value (which reflects forward market prices and assumes no change to our current fuel hedge portfolio), we currently estimate our economic jet fuel costs per gallon could exceed market (or unhedged) prices by approximately $.16 to $.17 in each year from 2009 to 2011, $.10 in 2012, and $.08 in 2013.  Even so, we currently expect our 2009 economic jet fuel costs per gallon to substantially decline from 2008 based on current market prices.
"We also amended one of our fuel hedge counterparty agreements to reduce cash required for collateral.   As of January 20, 2009, our total cash collateral posted was $300 million.
“Although we ended the year with a superb revenue performance and fuel hedging cash settlement gains, fourth quarter 2008 net income, excluding special items, declined 30 percent year-over-year due primarily to higher fuel costs.   Despite the onset of a deep economic recession, we produced record fourth quarter 2008 operating revenues, up almost ten percent, or 8.8 percent per available seat mile.  We were especially pleased with our revenue performance over the holidays, with revenue per available seat mile (RASM) up year-over-year approximately seven percent for November/December 2008, combined.    Based on booking and revenue trends thus far, we estimate a similar growth rate for the month of January.  Although it is too early to accurately predict first quarter 2009 traffic and revenues, we have seen notable softness in post-January bookings.  Based on the current booking and revenue trends and taking into consideration the Easter shift to April this year (versus March last year), we are not confident January’s strong run-rate will continue throughout first quarter 2009.
“Our fourth quarter 2008 unit costs, excluding special items, increased 10.9 percent from a year ago to 10.15 cents, driven in large part by substantially higher economic jet fuel prices.   Even though we realized actual cash settlement gains of $32 million from our fourth quarter fuel hedge resulting in an economic fuel cost of $2.27 per gallon (including fuel taxes), compared to the market unhedged price of $2.36, our economic fuel costs increased 24 percent over fourth quarter 2007.   Excluding fuel and fuel taxes, our unit costs increased 6.9 percent from a year ago to 6.86 cents.   Based on current cost trends and the forecasted 4.4 percent decline in first quarter year-over-year capacity, we expect our first quarter 2009 unit costs, excluding fuel and fuel taxes, to exceed fourth quarter 2008’s 6.86 cents.
“We remain intensely focused on maximizing the efficiency and profitability of each published flight schedule.  Through our optimization efforts in 2008, we were able to grow key markets like Denver and San Francisco, while simultaneously pruning unpopular, and thus unproductive, flights.  While we remain cautious about our 2009 growth and currently plan to reduce our available seat miles by approximately four percent versus 2008, we remain well-positioned to respond quickly to favorable market opportunities, such as our launch into Minneapolis-St. Paul beginning March 2009 and our bid to acquire rights to 14 slots at New York’s LaGuardia airport.
“Our current 2009 fleet plan includes taking delivery of 13 new Boeing 737-700 aircraft, including three aircraft originally scheduled for delivery in 2008 that were delayed to 2009 due to Boeing machinists’ 2008 strike.  Two 737-300 lease returns that were planned for fourth quarter 2008 were deferred to first quarter 2009.  Including these two lease returns, we currently plan to return or retire fifteen aircraft, to end the year with 535 aircraft.
“Today, we announce our revised Boeing 737-700 delivery schedule.  We have reduced our 2010 aircraft deliveries to ten firm orders from 22 (16 firm, 6 options) and have made adjustments to our schedule beyond 2010.  The revised Boeing 737-700 Delivery Schedule is included in the accompanying tables.  Since the beginning of 2008, we have reduced our aircraft capital spending requirements by almost $700 million in 2009 and by the same amount in 2010.

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“Despite a roller coaster year, our Employees’ Warrior Spirits prevailed, and I could not be more proud of their accomplishments.   Our People continue to deliver exceptional Customer Service and were recognized throughout 2008 for it.”
Some of Southwest Airlines 2008 recognitions and honors include:
•
Ranked number one in Best Customer Service, Best Overall Value, Best Airfare Prices, Best Routes and Availability, and Most Reliable On-Time Service, among others, in the 2008 Readers’ Choice Awards by Smarter Travel.

•
Recognized for the twelfth consecutive year by FORTUNE as one of the Most Admired Companies in America.   Southwest Airlines was the only airline to make the top 20 list and also earned the top spot on the Most Admired Airline list.

•	Ranked as the Best On-time Airline and the Best Domestic Value, as well as having the best frequent flier program, luggage policy and best website, in the 2008 Airline Survey conducted by Zagat.
•	Southwest Airlines was once again named the top U.S. airline on the University of Michigan’s American Customer Satisfaction Index, as we have been every year since the index began in 1994.
•	Southwest Airlines’ Rapid Rewards program was honored in InsideFlyer magazine’s 2008 annual Freddie Awards for Best Award Redemption, Best Award, and Best Member Communications.
•	Recognized by Forbes as “The Most Reliable Airline”.
•	Named “The Friendliest Airline” by TIME.com due to our No Hidden Fees campaign and our choice not to nickel and dime our Customers.
•	Recognized in the annual InformationWeek 500 ranking of the country’s most innovative technology organizations.
•	NutsAboutSouthwest.com took home the honor of “Best Blog” for the second year in a row at the PR News Platinum Awards.
•	Ranked by Institutional Investor Magazine as the ‘Top Shareholder Friendly Company’ in the consumer-airlines segment.
•
Southwest was also recently chosen by the Dow Jones as an original member of "The Global Dow," a new stock index made up of 150 leading blue-chip stocks chosen from around the world that reflect the global stock market.  Much like the Dow Jones Industrial Average, the index includes companies with long histories of success and wide following among investors.

Southwest will discuss its fourth quarter 2008 results on a conference call at
11:30 a.m. Eastern Time today.  A live broadcast of the conference call will be available at southwest.com.

Operating Results
Total operating revenues for fourth quarter 2008 increased 9.7 percent to $2.7 billion, compared to $2.5 billion for fourth quarter 2007.  Total fourth quarter 2008 operating expenses were $2.7 billion, compared to $2.4 billion in fourth quarter 2007.  The Company's fourth quarter 2008 Fuel and oil expense includes approximately $39 million in fuel sales and excise taxes.  During fourth quarter 2008, the Company reclassified fuel sales and excise taxes from Other operating expenses to Fuel and oil expense in the Condensed Consolidated Statement of Income for current and prior periods to enhance comparability.  (A reconciliation of prior periods in 2008 to conform to the fourth quarter 2008 and full year 2008 presentation has been provided in the accompanying tables.)
Operating income for fourth quarter 2008 was $70 million, a decrease of 44.4 percent as compared to $126 million in fourth quarter 2007.  Excluding special items, operating income decreased 16.7 percent in fourth quarter 2008, to $150 million from $180 million in fourth quarter 2007.
Operating revenues for the year ended December 31, 2008, increased 11.8 percent to $11.0 billion from 2007, while operating expenses increased 16.6 percent to $10.6 billion, resulting in operating income of $449 million, a decrease of $342 million or 43.2 percent.  Excluding special items, operating income was $636 million, a decrease of $217 million, or 25.4 percent.  The Company’s 2008 economic jet fuel costs per gallon (including fuel taxes) increased 31.1 percent to $2.32 from the same period in 2007, including cash hedging gains of $1.3 billion and $727 million in 2008 and 2007, respectively.
           "Other expenses" was $171 million for 2008 versus "other income" of $267 million for 2007.  The $438 million swing in total other expenses (income) primarily resulted from $92 million in “other losses” recognized in 2008 versus $292 million in “other gains” recognized in 2007.  In both periods, these “other (gains) losses” primarily resulted from unrealized gains/losses associated with Statement of Financial Accounting Standard (SFAS) 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.  The cost of the hedging program (the premium costs of derivative contracts) of $69 million in 2008 and
$58 million in 2007 is also included in "other (gains) losses”.  Full year 2008 interest expense increased 9.2 percent over prior year due to financing transactions the Company completed in late 2007 and during 2008.  Interest income for 2008 decreased $18 million versus the same period prior year primarily due to lower market interest rates and lower rates earned from more conservative investments.  Lower Boeing aircraft progress payments also generated less capitalized interest in 2008 compared to prior year.
           The full year 2008 income tax rate was approximately 36 percent compared to approximately 39 percent for full year 2007.  An August 2007 increase under a State of Illinois income tax law was reversed by the State of Illinois in January 2008.  As a result of this 2007 change in Illinois state tax law and subsequent 2008 reversal, both periods reflect substantially offsetting impacts.
Net cash used in operations for 2008 was $1.5 billion, substantially driven by the $2.2 billion change in cash collateral requirements. Capital expenditures for 2008 were $923 million.  On January 17, 2008, the Company’s Board of Directors authorized a new share repurchase program to acquire up to $500 million of the Company’s common stock, of which $54 million (4.4 million shares of common stock) was purchased during first quarter 2008.  The Company has not repurchased any common stock since February 15, 2008, and currently does not believe it is prudent to repurchase shares considering today’s unstable financial markets and weak economy.
During the fourth quarter of 2008, the Company completed several financing transactions to significantly boost its liquidity.  The Company accessed $400 million under its available $600 million revolving credit facility in October 2008.  In addition, the Company borrowed $400 million under a new term loan secured by 17 aircraft and borrowed $91 million under a new line of credit secured by a portion of its auction rate securities in December 2008.  The Company also entered into a two tranche sale and leaseback transaction for ten of the Company’s Boeing 737-700 aircraft.  The first five aircraft tranche closed in December 2008 and the second tranche closed in January 2009, each for a total of $173 million.  The Company repaid $55 million in debt during 2008 and currently has minimal contractual debt payment obligations in 2009. After posting $240 million in cash collateral at December 31, 2008, the Company ended the year with $1.8 billion in unrestricted cash and short-term investments.  In addition, the Company had its remaining fully available unsecured revolving credit line of $200 million.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements relating to the Company’s anticipated revenues and costs and its growth strategies and expectations. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) the price and availability of aircraft fuel and any changes to the Company’s fuel hedging strategies and positions; (ii) uncertainties surrounding domestic economic conditions, which can impact the demand for air travel and the Company’s ability to adjust fares; (iii) competitor capacity and load factors; (iv) the Company's ability to timely and effectively prioritize its revenue and cost reduction initiatives and its related ability to timely implement and maintain the necessary information technology systems and infrastructure to support these initiatives; (v) the impact of governmental regulations and inquiries on the Company’s operating costs, as well as its operations generally; and (vi) other factors, as described in the Company's filings with the Securities and Exchange the Company's Commission, including the detailed factors discussed under the heading "Risk Factors" in Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three months ended			Year ended
	December 31,			December 31,
			Percent			Percent
	2008	2007	Change	2008	2007	Change

OPERATING REVENUES:
Passenger	$2,622	$2,388	9.8	$10,549	$9,457	11.5
Freight	37	35	5.7	145	130	11.5
Other	75	69	8.7	329	274	20.1
Total operating revenues	2,734	2,492	9.7	11,023	9,861	11.8

OPERATING EXPENSES:
Salaries, wages, and benefits	846	800	5.8	3,340	3,213	4.0
Fuel and oil	918	744 *	23.4	3,713	2,690 *	38.0
Maintenance materials and repairs	198	166	19.3	721	616	17.0
Aircraft rentals	39	41	(4.9)	154	156	(1.3)
Landing fees and other rentals	165	138	19.6	662	560	18.2
Depreciation and amortization	154	143	7.7	599	555	7.9
Other operating expenses	344	334 *	3.0	1,385	1,280 *	8.2
Total operating expenses	2,664	2,366	12.6	10,574	9,070	16.6

OPERATING INCOME	70	126	(44.4)	449	791	(43.2)

OTHER EXPENSES (INCOME):
Interest expense	34	33	3.0	130	119	9.2
Capitalized interest	(5)	(10)	(50.0)	(25)	(50)	(50.0)
Interest income	(7)	(8)	(12.5)	(26)	(44)	(40.9)
Other (gains) losses, net	131	(72)	n.a.	92	(292)	n.a.
Total other expenses (income)	153	(57)	n.a.	171	(267)	n.a.

INCOME (LOSS) BEFORE INCOME TAXES	(83)	183	n.a.	278	1,058	(73.7)
PROVISION (BENEFIT) FOR INCOME TAXES	(27)	72	n.a.	100	413	(75.8)

NET INCOME (LOSS)	$(56)	$111	n.a.	$178	$645	(72.4)

NET INCOME (LOSS) PER SHARE:
Basic	$(.08)	$.15		$.24	$.85
Diluted	$(.08)	$.15		$.24	$.84

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	740	734		735	757
Diluted	740	742		739	768

* The Company has reclassified $39 million and $154 million in fuel sales and excise taxes, respectively, from Other operating expenses to
Fuel and oil, for fourth quarter 2007 and the full year 2007, in order to conform to the current year presentation.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

Note regarding use of non-GAAP financial measures
The financial results provided in this news release "excluding special items" are non-GAAP results that are provided as supplemental information. These results should not be relied upon as alternative measures to Generally Accepted Accounting Principles (GAAP) and primarily reflect items calculated on an "economic"
basis, which excludes certain items that are recorded as a result of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.
Items calculated on an "economic" basis consist of gains or losses for derivative instruments that settled in the current accounting period, but were either recognized in a prior period or will be recognized in a future period in GAAP results. The items excluded from economic results primarily include ineffectiveness, as defined, for future period instruments, and changes in market value for future period derivatives that no longer qualify for special hedge accounting, as defined in SFAS 133. The special items referred to in this news release also reflect adjustments for other special items that management believes it should take into consideration to more accurately measure and monitor the Company's comparative performance on a consistent basis; therefore, management wants to provide the transparency to Investors regarding its views as to a more accurate reflection of the Company’s on-going operations.

The Company's management utilizes both the GAAP and the non-GAAP results in this news release to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of the unrealized items. In part, since fuel expense is such a large part of the Company's operating costs and is subject to extreme volatility, the Company believes it is useful to provide Investors with the Company's true economic cost of fuel for the periods presented, which reflects the cash settlements from derivative contracts for the applicable period.

	Three Months Ended			Year Ended
	December 31,			December 31,
			Percent			Percent
	2008	2007	Change	2008	2007	Change

Fuel and oil expense - unhedged	$870	$990		$4,819	$3,376
Less: Fuel hedge (gains) losses included in fuel and oil expense	48	(246)		(1,106)	(686)
Fuel and oil expense - GAAP	$918	$744	23.4	$3,713	$2,690	38.0
Add/(Deduct): Net impact from fuel contracts (1)	(80)	(54)		(187)	(41)
Fuel and oil expense - economic	$838	$690	21.4	$3,526	$2,649	33.1

Operating income, as reported	$70	$126		$449	$791
Add/(Deduct): Net impact from fuel contracts (1)	80	54		187	41
	$150	$180		$636	$832
Add: Charge from voluntary early out program, net	-	-		-	21
Operating income, non-GAAP	$150	$180	(16.7)	$636	$853	(25.4)

Other (gains) losses, net, as reported	$131	$(72)		$92	$(292)
Add/(Deduct): Net impact from fuel contracts (1)	(110)	94		(19)	360
Other (gains) losses, net, non-GAAP	$21	$22	(4.5)	$73	$68	7.4

Net income (loss), as reported	$(56)	$111		$178	$645
Add/(Deduct): Net impact from fuel contracts (1)	190	(40)		206	(319)
Income tax impact of fuel contracts	(73)	16		(78)	122
	$61	$87		$306	$448
Add: Charge from voluntary early out program, net	-	-		-	12
Add/(Deduct): Change in Illinois state income tax law, net	-	-		(12)	11
Net income, non-GAAP	$61	$87	(29.9)	$294	$471	(37.6)

Net income (loss) per share, diluted, as reported	$(.08)	$.15		$.24	$.84
Add/(Deduct): Net impact from fuel contracts	.16	(.03)		.17	(.26)
	$.08	$.12		$.41	$.58
Add: Impact of special items, net	-	-		(.01)	.03
Net income per share, diluted, non-GAAP	$.08	$.12	(33.3)	$.40	$.61	(34.4)

(1) See Reconciliation of Impact from Fuel Contracts

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (SEE PREVIOUS NOTE)
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Fuel & Oil Expense
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	$(3)	$(11)	$(80)	$(90)
Add/(Deduct): Other impact of fuel contracts settling in the
current or a prior period	(77)	(43)	(107)	49
Impact from fuel contracts to Fuel & Oil Expense	$(80)	$(54)	$(187)	$(41)

Operating Income
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	$3	$11	$80	$90
Add/(Deduct): Other impact of fuel contracts settling in the
current or a prior period	77	43	107	(49)
Impact from fuel contracts to Operating Income	$80	$54	$187	$41

Other (gains) losses
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$(51)	$38	$7	$219
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	(62)	45	(106)	51
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	3	11	80	90
Impact from fuel contracts to Other (gains) losses	$(110)	$94	$(19)	$360

Net Income
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$51	$(38)	$(7)	$(219)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	62	(45)	106	(51)
Add/(Deduct): Other impact of fuel contracts settling in the
current or a prior period	77	43	107	(49)
Impact from fuel contracts to Net Income *	$190	$(40)	$206	$(319)

* Excludes income tax impact of unrealized items

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SOUTHWEST AIRLINES CO.
SUPPLEMENTAL SCHEDULE
RECONCILIATION OF PREVIOUSLY REPORTED AMOUNTS TO ADJUSTED AMOUNTS
AND TO NON-GAAP ITEMS (SEE NOTE)
(unaudited)

	2008
	Three months ended
	March 31	June 30	Sept 30
(in millions)
Fuel and oil expense, as previously reported (GAAP basis)	$753	$894	$1,000
Add: Fuel taxes reclassified from Other operating expenses	47	51	51
Fuel and oil expense - adjusted (GAAP basis)	$800	$945	$1,051

(in millions)
Fuel and oil expense, as previously reported (economic basis)	$742	$857	$939
Add: Fuel taxes reclassified from Other operating expenses	47	51	51
Fuel and oil expense - adjusted (economic basis)	$789	$908	$990

Fuel cost per gallon, unhedged, as previously reported (GAAP basis)	$2.79	$3.51	$3.61
Add: Fuel taxes reclassified from Other operating expenses	.12	.13	.14
Fuel cost per gallon, unhedged, adjusted (GAAP basis)	$2.91	$3.64	$3.75

Fuel cost per gallon, as previously reported (GAAP basis)	$2.01	$2.29	$2.60
Add: Fuel taxes reclassified from Other operating expenses	.12	.13	.14
Fuel cost per gallon, adjusted (GAAP basis)	$2.13	$2.42	$2.74

Fuel cost per gallon, as previously reported (economic basis)	$1.98	$2.19	$2.44
Add: Fuel taxes reclassified from Other operating expenses	.12	.13	.14
Fuel cost per gallon, adjusted (economic basis)	$2.10	$2.32	$2.58

(in cents)
CASM, excluding fuel, as previously reported (GAAP basis)	6.70	6.72	6.86
Add: Fuel taxes reclassified from Other operating expenses	(0.18)	(0.19)	(0.19)
CASM, excluding fuel, adjusted (GAAP basis)	6.52	6.53	6.67

Note
During fourth quarter 2008, the Company reclassified fuel sales and excise taxes from Other operating expenses to
Fuel and oil expense in the Condensed Consolidated Statement of Income for prior periods to conform to the fourth quarter and full year ended December 31, 2008 presentation. This reconciliation is provided for informational purposes to help investors compare previously reported quarterly results for periods in 2008 to the current presentation.
The reclassification did not impact the Company's operating income, net income, or net income per share for any current or prior periods.
The Company's fourth quarter 2008 Fuel and oil expense includes approximately $39 million in fuel sales and excise taxes.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

	Three months ended					Year Ended
	December 31,					December 31,
	2008	2007		Change		2008	2007		Change

Revenue passengers carried	20,788,058	21,757,154		(4.5)%		88,529,234	88,713,472		(0.2)%
Enplaned passengers	23,974,845	24,875,699		(3.6)%		101,920,598	101,910,809		0.0%
Revenue passenger miles (RPMs) (000s)	17,265,177	17,505,282		(1.4)%		73,491,687	72,318,812		1.6%
Available seat miles (ASMs) (000s)	25,455,786	25,258,958		0.8%		103,271,343	99,635,967		3.6%
Load factor	67.8%	69.3%		(1.5)	pts.	71.2%	72.6%		(1.4)	pts.
Average length of passenger haul (miles)	831	805		3.2%		830	815		1.8%
Average aircraft stage length (miles)	638	627		1.8%		636	629		1.1%
Trips flown	292,392	295,370		(1.0)%		1,191,151	1,160,699		2.6%
Average passenger fare	$126.12	$109.77		14.9%		$119.16	$106.60		11.8%
Passenger revenue yield per RPM (cents)	15.19	13.64		11.4%		14.35	13.08		9.7%
Operating revenue yield per ASM (cents)	10.74	9.87		8.8%		10.67	9.90		7.8%
CASM, GAAP (cents)	10.47	9.37		11.7%		10.24	9.10		12.5%
CASM, GAAP excluding fuel & related taxes (cents)	6.86	6.42	*	6.9%		6.64	6.40	*	3.7%
CASM, excluding special items (cents)	10.15	9.15		10.9%		10.06	9.04		11.3%
CASM, excluding fuel & related taxes and special items (cents)	6.86	6.42	*	6.9%		6.64	6.38	*	4.1%
Fuel costs per gallon, including fuel tax (unhedged)	$2.36	$2.63	*	(10.3)%		$3.18	$2.26	*	40.7%
Fuel costs per gallon, including fuel tax (GAAP)	$2.49	$1.97	*	26.4%		$2.44	$1.80	*	35.6%
Fuel costs per gallon, including fuel tax (economic)	$2.27	$1.83	*	24.0%		$2.32	$1.77	*	31.1%
Fuel consumed, in gallons (millions)	368	376		(2.1)%		1,511	1,489		1.5%
Fulltime equivalent Employees at period-end	35,499	34,378		3.3%		35,499	34,378		3.3%
Size of fleet at period-end	537	520		3.3%		537	520		3.3%

CASM (unit costs) - Operating expenses per ASM

* Amounts have been restated to include the impact of the reclassification of fuel sales and excise taxes from Other operating expenses to
Fuel and oil expense, in order to conform to the current year presentation.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$1,368	$2,213
Short-term investments	435	566
Accounts and other receivables	209	279
Inventories of parts and supplies, at cost	203	259
Fuel derivative contracts	-	1,069
Deferred Income Taxes	365	-
Prepaid expenses and other current assets	313	57
Total current assets	2,893	4,443

Property and equipment, at cost:
Flight equipment	13,722	13,019
Ground property and equipment	1,769	1,515
Deposits on flight equipment purchase contracts	380	626
	15,871	15,160
Less allowance for depreciation and amortization	4,831	4,286
	11,040	10,874
Other assets	375	1,455
	$14,308	$16,772

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$668	$759
Accrued liabilities	1,012	3,107
Air traffic liability	963	931
Current maturities of long-term debt	163	41
Total current liabilities	2,806	4,838

Long-term debt less current maturities	3,498	2,050
Deferred income taxes	1,904	2,535
Deferred gains from sale and leaseback of aircraft	105	106
Other deferred liabilities	1,042	302
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,215	1,207
Retained earnings	4,919	4,788
Accumulated other comprehensive income	(984)	1,241
Treasury stock, at cost	(1,005)	(1,103)
Total stockholders' equity	4,953	6,941
	$14,308	$16,772

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(56)	$111	$178	$645
Adjustments to reconcile net income (loss) to
cash provided by operating activities:
Depreciation and amortization	154	143	599	555
Deferred income taxes	(25)	57	56	328
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(12)	(14)
Share-based compensation expense	5	7	18	37
Excess tax benefits from share-based
compensation arrangements	-	2	-	(28)
Changes in certain assets and liabilities:
Accounts and other receivables	176	47	71	(38)
Other current assets	(275)	(11)	(384)	(229)
Accounts payable and accrued liabilities	(2,302)	924	(1,853)	1,609
Air traffic liability	(312)	(164)	32	131
Other, net	105	(19)	(226)	(151)
Net cash provided by (used in) operating activities	(2,533)	1,094	(1,521)	2,845

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(158)	(350)	(923)	(1,331)
Purchases of short-term investments	(1,645)	(1,479)	(5,886)	(5,086)
Proceeds from sales of short-term investments	2,260	1,419	5,831	4,888
Net cash provided by (used in) investing activities	457	(410)	(978)	(1,529)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Long-term debt	400	500	1,000	500
Proceeds from credit line borrowing	91	-	91	-
Proceeds from Revolving credit agreement	400	-	400	-
Proceeds from the sale of leaseback transactions	173	-	173	-
Proceeds from Employee stock plans	4	11	117	139
Payments of long-term debt and capital lease obligations	(14)	(6)	(55)	(122)
Payments of cash dividends	-	-	(13)	(14)
Repurchase of common stock	-	-	(54)	(1,001)
Excess tax benefits from share-based
compensation arrangements	-	(2)	-	28
Other, net	-	(24)	(5)	(23)
Net cash provided by (used in) financing activities	1,054	479	1,654	(493)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,022)	1,163	(845)	823
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,390	1,050	2,213	1,390

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,368	$2,213	$1,368	$2,213

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SOUTHWEST AIRLINES CO.
BOEING 737-700 DELIVERY SCHEDULE
AS OF JANUARY 22, 2009

	PRIOR SCHEDULE				CURRENT SCHEDULE
			Purchase				Purchase
	Firm	Options	Rights	Total	Firm	Options	Rights	Total

2009	13			13	13			13
2010	16	6		22	10			10
2011	13	19		32	10	10		20
2012	13	27		40	13	10		23
2013	19	1		20	19	4		23
2014	10	8		18	13	7		20
2015	11	6		17	14	3		17
2016	4			4	12	11		23
2017				-		17		17
Through 2018			54	54			54	54
Total	99	67	54	220	104	62	54	220

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